EXHIBIT 10.8

CONTINUING GUARANTY

1.           Obligations Guarantied.  For consideration, the adequacy and sufficiency of which is acknowledged, each of the undersigned (each a "Guarantor" and collectively, the “Guarantors”), for the purpose of seeking to induce UNION BANK, N.A. ("Bank") to extend credit or otherwise provide financial accommodations to SUNPOWER CORPORATION, a Delaware corporation ("Borrower"), under or in connection with, among other things, that certain Loan Agreement dated as of the date hereof (as amended, modified, supplemented, restated or renewed from time to time, the “Loan Agreement”) by and between Borrower and Bank, which extensions of credit and provision of financial accommodations will be to the direct and indirect interest, advantage and benefit of each Guarantor, hereby unconditionally guaranties and promises (a) to pay to Bank on demand, in lawful United States money, all Obligations of Borrower to Bank, (b) to perform all undertakings of Borrower in connection with the Obligations, and (c) to hold Bank harmless from any damage or liability Bank may incur in connection with Bank's providing of Automated Clearing House (ACH) services for or to Borrower.  "Obligations" is used in its most comprehensive sense and includes any and all debts, liabilities, rental obligations, and other obligations and liabilities of every kind of Borrower to Bank, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding ("Insolvency Proceeding"), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys' fees.  As used herein, the term Obligations includes all “Obligations” as that term is defined in the Loan Agreement.

2.           Limitation on Guarantor's Liability.  Although this Continuing Guaranty (this “Guaranty”) covers all Obligations, each Guarantor's liability under this Guaranty for Borrower's Obligations shall not exceed at any one time the sum of the following (the "Guarantied Liability Amount"): (a) Thirty Million Dollars ($30,000,000) for Obligations representing principal owing in connection with the Term Loan ("Principal Amount"), (b) interest, fees and like charges owing and allocable to the Principal Amount as determined by Bank, (c) all amounts owing to Bank under any interest rate swap or similar agreement heretofore or hereafter entered into between Borrower and Bank relating to the Term Loan, and (d) without allocation in respect of the Principal Amount all costs, reasonable attorneys' fees, and expenses of Bank relating to or arising out of the enforcement of the Obligations and all indemnity liabilities of each Guarantor under this Guaranty.  The foregoing limitation applies only to Guarantors’ liability under this particular Guaranty.  Unless Bank otherwise agrees in writing, every other guaranty of any Obligations previously, concurrently, or hereafter given to Bank by any Guarantor is independent of this Guaranty and of every other such guaranty.  Without notice to any Guarantor, Bank may permit the Obligations to exceed the Principal Amount and may apply or reapply any amounts received in respect of the Obligations from any source other than from a Guarantor to that portion of the Obligations not included within the Guarantied Liability Amount.

3.           Continuing Nature/Revocation/Reinstatement.  This Guaranty is an absolute guaranty of payment and performance and not of collection and shall remain effective during the term of the Loan Documents.  This Guaranty is in addition to any other guaranties of the Obligations, is continuing and covers all Obligations, including those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied, or create new Obligations.  Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantor, (b) apply to Obligations outstanding when Bank receives written notice of revocation, or to

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any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or (c) apply to Obligations, arising after Bank receives such notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Bank has another defense to its performance.  All of Bank's rights pursuant to this Guaranty continue with respect to amounts previously paid to Bank on account of any Obligations which are thereafter restored or returned by Bank, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Bank; and each Guarantor's liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty.  Bank, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Bank elects to contest any claim for return or restoration, each Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection with such contest.  No payment by any Guarantor shall reduce the Guarantied Liability Amount hereunder unless, at or prior to the time of such payment, Bank receives such Guarantor's written notice to that effect.  If any Insolvency Proceeding is commenced by or against Borrower or any Guarantor, at Bank's election, each Guarantor's obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

4.           Authorization.  Each Guarantor authorizes Bank, without notice and without affecting Guarantor's liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Bank, at its sole discretion, may determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations.

5.           Waivers.  To the maximum extent permitted by law, each Guarantor waives (a) all rights to require Bank to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Bank's power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Bank has made any Guarantor's obligations more burdensome or more burdensome than Borrower's obligations, and the use of any proceeds of the Obligations other than as intended or understood by Bank or Guarantors; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence or creation of new or additional Obligations, and all other notices or demands to which any Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Bank to enforce any of its remedies; (g) any setoff, defense or counterclaim against Bank, (h) the benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise; (i) the benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses; and (j) until the Obligations are fully and indefeasibly satisfied and paid, in cash, with such payment not subject to return: (i) all rights of subrogation, contribution,

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indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower, or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Bank may have or acquire, and (iv) all rights, remedies and defenses any Guarantor may have or acquire against Borrower.

6.           Guarantors to Keep Informed.  Each Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as such Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations.  Each Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Bank.  Bank has no duty to provide any information to any Guarantor until Bank receives such Guarantor's written request for specific information in Bank's possession and Borrower has authorized Bank to disclose such information to such Guarantor.

7.           Subordination.  All obligations of Borrower to each Guarantor which presently or in the future may exist ("Guarantor's Claims") are hereby subordinated to the Obligations.  At Bank's request, each Guarantor's Claims will be enforced and performance thereon received by such Guarantor only as a trustee for Bank, and each Guarantor will promptly pay over to Bank all proceeds recovered for application to the Obligations without reducing or affecting such Guarantor's liability under other provisions of this Guaranty.  Any lien or charge on the property securing the obligations, and on the revenue and income to be realized therefrom, which any Guarantor may have or obtain shall be, and such lien or charge hereby is, subordinated to the lien or charge in favor of Bank, if any, securing the Obligations on such property.  Each Guarantor agrees that it shall file any and all claims against Borrower in any Insolvency Proceeding in which the filing of claims is required by law on any indebtedness of Borrower to such Guarantor, and will assign to Bank all rights of such Guarantor.  If a Guarantor does not file such claim, Bank, as attorney-in-fact for such Guarantor, is authorized to do so in the name of Guarantor or, in Bank’s sole discretion, to assign the claim and to file a proof of claim in the name of Bank or Bank’s nominee.  In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Bank the full amount of any such claim, and, to the full extent necessary for that purpose, each Guarantor assigns to Bank all of such Guarantor's rights to any such payments or distributions to which such Guarantor would otherwise be entitled.  Each Guarantor also agrees that Bank’s books and records showing the account between Bank and Borrower or any other guarantor shall be admissible in any action or proceeding and shall be binding upon each Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

8.           Indemnity.  Guarantors shall, jointly and severally, indemnify and hold Bank and each of its employees, attorneys, consultants, representatives and agents and their respective successors and assigns (each an “Indemnified Person”), harmless, from and against any and all:  (i) suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; (ii) costs, fines, deficiencies, or penalties; (iii) asserted claims or demands by any Person; (iv) arbitration demands, proceedings or awards; (v) damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of collection, defense or appeal); (vi) enforcement of rights and remedies; and (vii) criminal, civil or regulatory investigations (each a “Claim”) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended or not extended under the Loan Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for environmental liabilities and legal costs and expenses of disputes between any Loan Party and Bank; provided, that Guarantors shall not be liable for indemnification of an Indemnified Person to the extent that any such Claim is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.  This Section 8 shall survive the termination of this Guaranty.

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9.           Authorization.  Where Borrower is a corporation, partnership or other entity, Bank need not inquire into or verify the powers of Borrower or authority of those acting or purporting to act on behalf of Borrower, and this Guaranty shall be enforceable with respect to any Obligations Bank grants or creates in reliance on the purported exercise of such powers or authority.

10.           Assignments.  Without notice to any Guarantor, Bank may assign the Obligations and this Guaranty, in whole or in part, and may (subject to Section 7.16 of the Loan Agreement) disclose to any prospective or actual purchaser of all or part of the Obligations any and all information Bank has or acquires concerning each Guarantor, this Guaranty and any security for this Guaranty.

11.           Counsel Fees and Costs.  The prevailing party shall be entitled to attorneys' fees (including a reasonable allocation for Bank's internal counsel) and all other costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty, whether or not incurred in any Insolvency Proceeding, arbitration, litigation or other proceeding.

12.           Multiple Guarantors/Borrowers.  When there is more than one Borrower named herein or when this Guaranty is executed by more than one Guarantor, then the words "Borrower" and "Guarantor", respectively, shall mean all and any one or more of them, and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees; words used herein in the singular shall be considered to have been used in the plural where the context and construction so require in order to refer to more than one Borrower or Guarantor, as the case may be.

13.           Integration/Severability/Amendments.  This Guaranty is intended by each Guarantor and Bank as the complete, final expression of their agreement concerning its subject matter.  It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantors and Bank.  No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty.  If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

14.           Joint and Several.  If more than one Guarantor signs this Guaranty, the obligations of each under this Guaranty are joint and several, and independent of the Obligations and of the obligations of any other person or entity.  A separate action or actions may be brought and prosecuted against any one or more guarantors, whether action is brought against Borrower or other guarantors of the Obligations, and whether Borrower or others are joined in any such action.

15.           Notice.  Any notice, including notice of revocation, given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Bank or Guarantors at their respective addresses for notices indicated below.  Guarantors and Bank may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

16.           Governing Law.  This Guaranty shall be governed by and construed according to the laws of the State of California, and, except as provided in any addendum hereto, each Guarantor submits to the non-exclusive jurisdiction of the state or federal courts in said state.

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16.           Disputes.  To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning this Guaranty (each a "Claim"), the parties to this Guaranty expressly, intentionally, and deliberately waive any right each may otherwise have to trial by jury.  In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Guaranty, the parties to this Guaranty agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of any party, be determined by judicial reference pursuant to the state law applicable to this Guaranty.  The parties shall select a single neutral referee, who shall be a retired state or federal judge.  In the event that the parties cannot agree upon a referee, the court shall appoint the referee.  The referee shall report a statement of decision to the court.  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies.  The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise.  The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.  The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

17.         Tax; Awards; Service of Process; Other Awards.

(a)         Guarantors shall make all payments due Bank under this Guaranty free and clear of any present or future taxes, levies, assessments, imposts, fees, charges, restrictions, and conditions whatsoever ("Tax") now or hereafter imposed by any applicable treaty, law or regulation.  However, if a Guarantor is legally required to deduct any Tax from payments otherwise due under this Guaranty, then Guarantor shall: (i) on demand pay Bank in United States Dollars such additional amount as may be necessary so that Bank will receive the payment to which Bank would otherwise be entitled if no Tax had been imposed or deducted and (ii) forward to Bank within 90 days of a Tax payment, documentation acceptable to Bank evidencing such Tax payment.

(b)         If any judgment or order by any court, governmental agency, arbitration panel, or the like makes an award to Bank under this Guaranty in other than United States Dollars, each Guarantor shall also, in addition to the award, pay Bank in United States Dollars, the amount by which (i) the original United States Dollar amount due Bank exceeds (ii) the award in United States Dollars after conversion from the other currency (at rates then generally used by Bank in calculating such conversions).

(c)         Each Guarantor hereby appoints Borrower as Guarantor's agent for service of process in the state designated in Section 16, above.  Any service upon such agent will be valid as if each Guarantor had been legally served in the jurisdiction of such Guarantor's principal place of business (or Guarantor's residence if Guarantor is an individual).  Nothing herein shall affect Bank's right to serve any Guarantor with legal process in any other manner permitted by applicable law.

(d)         If any Guarantor has or acquires any immunity from jurisdiction of any court, or if any Guarantor's property has or acquires immunity from any legal process, such Guarantor hereby irrevocably waives such immunity with respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, such Guarantor agrees that such waiver shall be effective and irrevocable to the fullest extent permitted under applicable law.

(e)         Each Guarantor represents and warrants to Bank that all authorizations and approvals (including any exchange control or approval), or other action by, and any notice to or filing with, any governmental authority or regulatory body required for such Guarantor's due execution, delivery and performance of this Guaranty have been duly obtained or made and will continue in full force and effect until the full discharge of each Guarantor's liabilities under this Guaranty.

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(f)         Each Guarantor represents and warrants to Bank that the following information is true, complete and correct:

SunPower Corporation, Systems, is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Delaware.

SunPower North America LLC, is a limited liability company duly organized and validly existing under and by virtue of the laws of the State of Delaware.

Both Guarantors have a chief executive office and principal place of business located at:
3939 N. First Street
San Jose, CA 95134
Fax:  (408) 240-5400

The name and address of each Guarantor's agent for service of process is:
    The Corporation Trust Company,
    Corporate Trust Center,
    1209 Orange Street,
    Wilmington, DE  19801.

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Executed as of April 17, 2009.   Each Guarantor acknowledges having received a copy of this Guaranty and having made each waiver contained in this Guaranty with full knowledge of its consequences.

SUNPOWER CORPORATION, SYSTEMS	SUNPOWER NORTH AMERICA, LLC
/s/Dennis V. Arriola	/s/ Dennis V. Arriola
By: Dennis V. Arriola	By Dennis V. Arriola
Title CFO	Title SVP & CFO

Address for notices to Borrower:                                                                                     Address for notices to Guarantor:

Attn:  General Counsel                                                                                         Attn:  General Counsel
3939 N. First Street                                                                                        3939 N. First Street
San Jose, CA 95134                                                                                              San Jose, CA 95134
Fax:  (408) 240-5400                                                                                              Fax:  (408) 240-5400

UNION BANK, N.A.
/s/J. William Bloore
By J. William Bloore
Title Vice President

Address for notices:

601 East Potrero Grande Drive
Monterey Park, California  91754
Attn:  Commercial Loan Operations
Fax:  (323) 720-2252

East Bay Corporate Banking Group
200 Pringle Avenue, Suite 500
Walnut Creek, CA  94596-3570
Attn:  J. William Bloore
Fax:  (925) 943-7442

[ Signature Page to Continuing Guaranty] Page 7